Exhibit 3(i)

CERTIFICATE OF MERGER
OF
TAYCO DEVELOPMENTS, INC.
INTO
TAYLOR DEVICES, INC.

Under Section 904 of the Business Corporation Law

            The undersigned, being the President of both Tayco Developments, Inc. and Taylor Devices, Inc., hereby certifies:

            FIRST.          The name of the constituent corporations participating in the merger are Tayco Developments, Inc. and Taylor Devices, Inc.  The name of the surviving corporation is TAYLOR DEVICES, INC.

            SECOND.            The number of outstanding shares of Tayco Developments, Inc. is 987,928 common shares at $0.05 par value, all of which are entitled to vote.  The number of outstanding shares of Taylor Devices, Inc. is 3,156,061 common shares at $0.025 par value, all of which are entitled to vote.  The number of shares of the constituent corporations is not subject to change prior to the merger.

            THIRD.           The certificate of incorporation of Tayco Developments, Inc. was filed by the Department of State on July 22, 1955; and the certificate of incorporation of Taylor Devices, Inc. was filed by the Department of State on July 22, 1955.  None of the names of the constituent corporations have been changed since formation.  The certificate of incorporation of the surviving corporation shall not be affected by the merger.

            FOURTH.            The merger shall be effective as of April 1, 2008.

            FIFTH.            The merger has been duly approved by meetings of the boards of directors and shareholders of each of the constituent corporations.

            IN WITNESS WHEREOF, the undersigned have executed this certificate this 28th day of March, 2008.

TAYCO DEVELOPMENTS, INC.                                                                        TAYLOR DEVICES, INC.

By:  /s/Douglas P. Taylor                                                                                     By:  /s/Douglas P. Taylor
      Name: Douglas P. Taylor                                                                                       Name: Douglas P. Taylor
      Title: President                                                                                                        Title: President